Exhibit 99.1

NAREIT JUNE 2006

Harry Alcock - Chief Investment Officer Tom Herzog - Chief Financial Officer Jennifer Martin - VP Investor Relations

We are the largest owner of apartment homes in the U.S. having 1,337 properties with 234,000 units We have 6,400 valued teammates led by a management team strengthened over the past three years We are one of eleven REITs included in the S&P 500 We are uniquely positioned to add value through redevelopment and entitlement, owning a number of B and C assets in A locations Who We Are

Who We Are A to C properties Focus on B properties in A locations Conventional portfolio includes: Core Property Portfolio with 272 properties having 82,000 units in 27 markets Non-Core Portfolio with 237 properties having 63,000 units in 31 markets (to be sold over the next 4-5 ys.) Affordable portfolio includes 41,000 units at 350 properties Property and asset managed portfolio includes 47,000 units at 478 properties We own a well diversified asset base

IPO in 1994 with $315 million gross real estate assets grew to current $12 billion Transaction-oriented company that doubled in size every 18 months through acquisitions for 8 years We have provided shareholders with a 15% compounded annual return since our IPO Who We Are - Our History

Key Messages How we see Aimco We have a high-quality Core Portfolio We are in a rising market and expect above average results We have a deep pipeline of redevelopment opportunities and expect accretive returns from these activities We plan to monetize our half billion $+ investment in low yield, high-value land assets We expect to increase our asset management fees based on growth in our tax credit business We are largely self funding & our Non-core portfolio offers a liquid source of capital to invest in accretive activities We use non-recourse property debt to minimize risk & optimize our WACC We have enhanced our financial systems and functions to improve planning, control G&A spending and help drive productivity

Managing portfolio Operating multi-family properties Conventional Affordable Redeveloping / reinvesting in properties Increasing land values through entitlements Generating fee income Managing cost of capital Managing G&A / productivity Who We Are - How We See Aimco The 7 ways we make money drive our core business

Aimco's business plan is focused on generating growth in earnings and growth in asset value from its Core Portfolio, which is concentrated in higher growth markets such as coastal regions, the Rocky Mountain region and Chicago: 1. Managing Our Portfolio - Core Portfolio

2. Property Operations - Execution Resident quality initiatives drive results Closing the occupancy gap Positive NOI growth: YOY past 5 quarters Sequential past 7 quarters Source: B of A Source: B of A

Redevelopment projects will have a broad range of upgrades and may typically include: Renovated kitchens and bathrooms including appliances, cabinets, and counters tops New flooring, lighting and paint New/updated amenities (clubhouse, leasing center, pool) Exterior renovation and updated landscaping Energy conservation measures We target a 90 day redevelopment cycle including 60 days down time for redevelopment work and 30 days lease-up 3. Redeveloping & Investing in Properties

4. Increasing Land Values through Entitlements Aimco has 26 active entitlement properties in its Land business The current Land portfolio has the following characteristics: 2006 Budget Net operating income of $26 million (AIV%) Pre-entitlement gross asset value of approximately $525 million (AIV%) Post-entitlement gross asset value of approximately $825 million (AIV%) We plan to increase entitlements at Land properties, then realize value through: Development of new units Redevelopment of existing units Sales of entitled properties Sales of excess land Combination of above

General Partner Fees are expected to be flat to down over time as Non- Core properties are sold Asset Management Fees will grow as additional properties are redeveloped and the equity syndicated, partially offset by property sales Tax Credit Fees represent the greatest opportunity for growth Growth industry with nearly $6 billion of new tax credit equity committed annually Captive pipeline with additional 50 properties in the affordable Core portfolio identified as redevelopment candidates Targeting Non-Core conventional properties for tax credit redevelopment Actively pursuing acquisition opportunities Aimco's 80% to 90% interests in the residual values generated by Aimco Capital's tax credit redevelopments will be reflected in NAV over time 5. Generating Fee Income - Sources of Growth

Aimco has a deliberate policy, different than its peers, of using non- recourse property debt. The lower risk inherent in non-recourse property debt permits Aimco to operate with higher debt leverage and a lower weighted average cost of capital Aimco's reliance on secured debt has the following advantages: Price Lower Risk Flexibility Ability to match debt terms to asset-specific strategies 6. Managing Our Cost of Capital Capitalization Strategy:

7. Managing G&A / Productivity Process & Automation including HFM & Essbase Measurability, Visibility & Accountability In-sourcing & Out-sourcing Productivity Initiative and Corporate G&A in 2006: Result in projected G&A savings of $8 to $10 million in 2006 2. Costs in 2005 associated with the CFO/CAO transition, the SEC investigation and increased healthcare costs are not carried into 2006 - expected to reduce G&A by $4MM 1. Increase efficiencies, improve processes and automate -- expected to reduce G&A by $5MM. Productivity Drivers Include:

Forward Looking Statements & Non-GAAP Measures This presentation includes forward looking statements and projections related to 2006 results. Such statements are based on management's judgment and are subject to certain risks and uncertainties, a description of which can be found in Aimco's SEC filings. Actual results may differ materially from what may be discussed today and Aimco assumes no obligation to update these statements. Also, we discuss non-GAAP financial measures, such as Funds From Operations. These are defined and are reconciled to the most comparable GAAP measures in the Supplemental Information that is part of the full first quarter 2006 earnings release, published on Aimco's Website.